                                                                    EXHIBIT 99.1


                              FOR IMMEDIATE RELEASE

Contacts:       Keith Hall                    Brian Regan                 Deborah Roth
                Senior Vice President         Vice President of           Senior Director,
                and CFO                       Finance                     Corporate Communications
                (704) 944-8580                (704) 944-8531              (704) 944-8571
                khall@lendingtree.com         bregan@lendingtree.com      droth@lendingtree.com

               LendingTree Reports Earnings Per Share of $0.12 for
                               Third Quarter 2002

o FOR THE FIRST TIME SINCE INCEPTION, COMPANY REPORTS POSITIVE EARNINGS PER SHARE (EPS). DILUTED EPS OF $0.12 IS FAVORABLE TO PREVIOUSLY REVISED GUIDANCE AND TO THE PRIOR QUARTER BY $0.06 AND $0.17 PER SHARE, RESPECTIVELY.

o NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $3.2 MILLION IS GREATER THAN THE PREVIOUS QUARTER AND THE THIRD QUARTER OF 2001 BY $4.3 MILLION AND $6.9 MILLION, RESPECTIVELY.

o RECORD THIRD QUARTER REVENUE OF $30.9 MILLION INCREASES 26% FROM PREVIOUS QUARTER AND 80% OVER THE SAME QUARTER OF 2001.

o VALUE OF CLOSED LOANS FACILITATED BY THE LENDINGTREE EXCHANGE IS A RECORD $5.8 BILLION, AN INCREASE OF 33% OVER THE PREVIOUS QUARTER, BRINGING THE YEAR-TO-DATE VALUE OF LOANS CLOSED TO $14.0 BILLION.

o COMPANY REVISES UPWARD ITS FOURTH QUARTER 2002 AND FULL YEAR 2003 GUIDANCE, PROJECTING FULL YEAR DILUTED EPS OF $0.07 IN 2002 AND $0.40 IN 2003.

CHARLOTTE, N.C., OCTOBER 22, 2002 -- LendingTree, Inc. (NASDAQ: TREE), the leading online lending exchange, today announced financial results for its third quarter ended September 30, 2002, posting its first ever positive earnings per share (EPS). During the quarter, the Company earned $0.12 per diluted share, favorable to its previously improved guidance by $0.06 per share. The Company also reported another record quarter for revenue, transaction volume, and closings for both its lending and realty services exchanges, and revised its financial guidance upward for the remainder of 2002 and 2003.

For the quarter, the Company earned revenue of $30.9 million, which was $6.5 million, or 26%, more than the second quarter of 2002 and $13.7 million, or 80%, higher than the third quarter of 2001. Net income available to common shareholders for the third quarter was $3.2 million, or $0.12 per diluted share, in accordance with generally accepted accounting principles (GAAP). The third quarter profit was $4.3 million favorable to the previous quarter's loss and was $6.9 million favorable to the same quarter in 2001.

The closing rates for the Company's lending exchange in the third quarter improved for each loan product versus the second quarter, resulting in a record average close rate of 16.1% in the third quarter, versus 14.0% in the second quarter and 11.9% in the same quarter last year. During the quarter, the Company facilitated $5.8 billion in closed loans, an increase of 33% over the second quarter and 77% more than the amount closed during the same quarter last year. The LendingTree exchange has now facilitated $14.0 billion in closed loans through the first nine months in 2002.

Doug Lebda, founder and CEO, stated, "Our third quarter financial results represent a major milestone in our Company's history. Our scaleable business model continues to thrive from increased consumer loan and real estate demand and, equally important, from the expanded capacity of our lending exchange. Our efforts to add lenders and improve automation, along with a number of other new initiatives, have resulted in record capacity levels. As the leading online lending exchange, we now have 189 participating lenders, representing an increase of nearly 50% over last year. Our strong brand awareness, coupled with the low interest rate environment, once again attracted a record number of consumers to our lending exchange in the third quarter. Unlike previous refinance markets, we were able to facilitate a greater number of mortgage refinancing requests this quarter due to our expanded capacity. Moreover, higher capacity has benefited all loan products, with home equity, auto, and personal transmitted loan requests each rising by at least 18% over the previous quarter."

Lebda continued, "While our management team and our employees are certainly pleased with our accomplishments to date, we are even more excited about further potential growth. In spite of our progress since inception, we estimate our market share to be less than 1% of the total consumer lending market in the United States. Due to our brand strength, continued consumer adoption of online lending, the favorable trend of repeat customers, and the opportunity to expand into new channels, we believe we are well positioned to capture greater market share. We believe these investments will continue to deliver positive returns in the years ahead."

KEITH HALL, SENIOR VICE PRESIDENT AND CFO, STATED, "SCALABILITY IS FUNDAMENTAL TO THE SUCCESS OF AN EXCHANGE BUSINESS MODEL. AS AN EXCHANGE, WE HAVE BEEN ABLE TO FOCUS ON SCALEABLE TECHNOLOGY AND OPERATIONAL EFFICIENCY, WHILE AVOIDING UNNECESSARY PAPERWORK AND CONSUMER CREDIT RISK. AS A RESULT, OUR LENDING EXCHANGE BUSINESS CONTINUES TO SHOW IMPROVEMENTS IN OUR CORE OPERATING METRICS ACROSS ALL PRODUCTS, WHILE KEEPING TOTAL OPERATING COSTS STEADY. FOR INSTANCE, OUR SG&A EXPENSE HAS NOT INCREASED PROPORTIONATELY WITH OUR REVENUE, AS THE RATIO OF THE THIRD QUARTER'S SG&A EXPENSE-TO-REVENUE DROPPED TO 25%, DOWN FROM 34% IN THE PREVIOUS QUARTER AND 31% IN THE SAME QUARTER LAST YEAR. GROSS MARGIN FOR THE COMPANY IN THE THIRD QUARTER NEARLY REACHED 85%. DUE TO OUR IMPROVING GROSS MARGIN, TRANSMIT RATES, AND CLOSE RATES, THE TOTAL CONTRIBUTION MARGIN PER TRANSMITTED LOAN REQUEST REACHED A RECORD LEVEL OF $24.48, IMPROVING 9% OVER THE PREVIOUS QUARTER AND 137% OVER THE THIRD QUARTER OF 2001."

Hall continued, "At the end of the third quarter, LendingTree had $13.7 million in total cash, and we did not have any balances outstanding under our available credit facilities. During the quarter, we terminated our $2.5 million line of credit with Freddie Mac, as we believed there was little likelihood of utilizing the line based on our revised favorable outlook. Based on our current cash position and expectations for continued positive operating results, we remain confident that we will have more than adequate cash to fund our operating needs for the foreseeable future."

BUSINESS OUTLOOK

Hall added, "We remain confident with our business outlook. Consequently, we are increasing our guidance for fourth quarter revenue by $4.3 million and fourth quarter EPS by $0.07, as we now expect to earn $0.10 per share. This brings our annual guidance for 2002 up to $106.0 million in revenue and $0.07 in EPS."

"We are also revising guidance for 2003, reflecting the continued strength in our core operating metrics, somewhat offset by the anticipated return of the mortgage refinance market to more normal levels. Our 2003 revenue guidance has been revised upward by $5.0 million to $131.0 million. This increase will add $0.07 per share to full year earnings, now expected to be $0.40 per diluted share, up 21% from our previous guidance."

THE FOLLOWING INFORMATION IS BASED ON CURRENT EXPECTATIONS. ACTUAL RESULTS MAY DIFFER MATERIALLY. THESE STATEMENTS ARE FORWARD-LOOKING AND DO NOT REFLECT THE POTENTIAL IMPACT OF EVENTS THAT MAY OCCUR AFTER THE DATE OF THIS RELEASE, INCLUDING THE RISKS DESCRIBED BELOW UNDER THE CAPTION "DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS."

 (all figures in millions, except %, per share and per transmit data)


                                                      2002 ACTUAL                  GUIDANCE        2002 FULL YEAR
                                      ---------------------------------------       -------        ---------------
            P&L DATA                     Q1               Q2            Q3            Q4              ESTIMATES
            ---------                 -------          -------        -------       -------        ---------------
Revenue

          LOAN EXCHANGE               $  18.3          $  20.5        $  27.5       $  26.0           $  92.3

          REALTY EXCHANGE             $   1.3          $   2.7        $   2.9       $   2.5           $   9.4

          LEND-X TECHNOLOGY           $   1.6          $   1.3        $   0.5       $   0.8           $   4.3
                                      -------          -------        -------       -------           -------

Total Revenue                         $  21.3          $  24.5        $  30.9       $  29.3           $ 106.0

Gross Margin                          $  18.0          $  20.7        $  26.2       $  24.7           $  89.6

Gross Margin %                           84.8%            84.4%          84.6%         84.3%             84.5%

Total Operating Expense               $  18.8(1)       $  21.3        $  22.4       $  21.6           $  84.1
                                      -------          -------        -------       -------           -------

Interest Income                       $   0.0          $   0.2        $   0.0       $   0.0           $   0.2
                                      -------          -------        -------       -------           -------

Net (Loss)/Income                     ($  0.7)(1)      $  (0.4)       $   3.8       $   3.1           $   5.8
                                      =======          =======        =======       =======           =======

Dividends and Accretion on
Preferred Stock                       $   2.1          $   0.7        $   0.6       $   0.6           $   4.0
                                      -------          -------        -------       -------           -------

Net (Loss)/Income
(Attributable)/Available to
Common Shareholders                   ($  2.8)(1)      ($  1.1)       $   3.2       $   2.5           $   1.7
                                      =======          =======        =======       =======           =======

EPS - Diluted                         ($ 0.15)         ($ 0.05)       $  0.12       $  0.10           $  0.07
                                      =======          =======        =======       =======           =======

Weighted Average Common Shares-          19.4             20.8           22.2          22.2              21.2
Basic

Weighted Average Common Shares -          N/A              N/A           32.2          32.5              24.8
Diluted (2,3)

(1) Includes one-time credit for a revision to an estimate of approximately $0.6 million related to incentive compensation. Excluding this positive adjustment, cash operating expense for the quarter was $17.2 million, net loss was $1.3 million, net loss attributable to common shareholders was $3.4 million, and net loss per basic share was $0.18.

(2) For the quarter ended September 30, 2002, diluted weighted average common shares outstanding include 10.0 million weighted average potential common shares. Potential common shares consist of 6.55 million shares issuable upon the assumed conversion of convertible preferred stock and 3.45 million net shares issuable from options and warrants under the treasury stock method.

(3) As of September 30, 2002, the Company has 22.3 million common shares issued and outstanding, 6.1 million options and warrants outstanding, and 6.0 million shares of preferred stock outstanding, which were convertible into
     6.6 million shares of common stock.

                                                     2002 ACTUAL                   GUIDANCE         2002
                                      ---------------------------------------      ---------      ---------
           KEY METRICS                    Q1             Q2            Q3              Q4         FULL YEAR
           -----------                ---------      ---------      ---------      ---------      ---------
Volume Transmitted Loan Requests            382            367            555            475          1,779
(000's)

Variable Marketing Expense ($ in      $     9.0      $    10.3      $    11.1      $    11.0      $    41.4
millions)


PER TRANSMIT METRICS:

Revenue                               $   47.93      $   55.89      $   49.48      $   54.74      $   51.87

Variable Marketing Exp.               $   23.49      $   28.17      $   20.05      $   23.16      $   23.29

Cost of Revenue                       $    5.21      $    5.29      $    4.95      $    6.57      $    5.51
                                      ---------      ---------      ---------      ---------      ---------
Total Contribution Margin             $   19.23      $   22.43      $   24.48      $   25.01      $   23.07
                                      =========      =========      =========      =========      =========


(all figures in millions, except %, per share and per transmit data)


         2003 GUIDANCE

            P&L DATA                     Q1            Q2           Q3            Q4         FULL YEAR
            ---------                 -------       -------       -------       -------      ----------
Revenue

          LOAN EXCHANGE               $  27.9       $  28.9       $  29.9       $  28.9       $ 115.6

          REALTY EXCHANGE             $   2.0       $   2.9       $   4.2       $   4.3       $  13.4

          LEND-X TECHNOLOGY           $   0.5       $   0.5       $   0.5       $   0.5       $   2.0
                                      -------       -------       -------       -------       -------

Total Revenue                         $  30.4       $  32.3       $  34.6       $  33.7       $ 131.0

Gross Margin                          $  25.2       $  26.9       $  28.9       $  28.2       $ 109.2

Gross Margin %                           82.9%         83.3%         83.5%         83.7%         83.4%

Total Operating Expense               $  23.0       $  24.0       $  25.1       $  23.8       $  95.9

Interest Income                       $  0.04       $  0.05       $  0.05       $  0.06       $   0.2
                                      -------       -------       -------       -------       -------

Net Income                            $   2.2       $   3.0       $   3.9       $   4.5       $  13.5
                                      =======       =======       =======       =======       =======

Dividends and Accretion on
Preferred Stock                       $   0.6       $   0.6       $   0.6       $   0.6       $   2.5
                                      -------       -------       -------       -------       -------

Net Income Available to Common
Shareholders                          $   1.6       $   2.3       $   3.2       $   3.8       $  11.0
                                      =======       =======       =======       =======       =======

EPS - Diluted                         $  0.07       $  0.09       $  0.11       $  0.13       $  0.40
                                      =======       =======       =======       =======       =======

Weighted Average Common Shares-          22.3          22.3          22.3          22.3          22.3
Basic

Weighted Average Common Shares -         33.3          33.8          34.3          35.0          34.1
Diluted



        2003 GUIDANCE

           KEY METRICS                    Q1            Q2             Q3             Q4          FULL YEAR
           -----------                ---------      ---------      ---------      ---------      ---------
Volume Transmitted Loan Requests            475            485            510            470          1,940
(000's)

Variable Marketing Expense ($ in      $    12.5      $    13.3      $    14.0      $    13.0      $    52.8
millions)

PER TRANSMIT METRICS:

Revenue                               $   58.74      $   59.59      $   58.63      $   61.49      $   59.59

Variable Marketing Exp                $   26.32      $   27.42      $   27.45      $   27.66      $   27.22

Cost of Revenue                       $    8.22      $    7.75      $    6.45      $    6.15      $    7.14
                                      ---------      ---------      ---------      ---------      ---------
Total Contribution Margin             $   24.20      $   24.42      $   24.73      $   27.68      $   25.24
                                      =========      =========      =========      =========      =========


THE ABOVE INFORMATION IS BASED ON CURRENT EXPECTATIONS. ACTUAL RESULTS MAY DIFFER MATERIALLY. THESE STATEMENTS ARE FORWARD-LOOKING AND DO NOT REFLECT THE POTENTIAL IMPACT OF EVENTS THAT MAY OCCUR AFTER THE DATE OF THIS RELEASE, INCLUDING THE RISKS DESCRIBED BELOW UNDER THE CAPTION "DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS."

CONFERENCE CALL INFORMATION: LENDINGTREE HAS SCHEDULED A CONFERENCE CALL TO DISCUSS THE COMPANY'S FINANCIAL RESULTS FOR THE THIRD QUARTER OF 2002 ON WEDNESDAY, OCTOBER 23RD AT 8:30 A.M. EST. TO LISTEN TO THE CONFERENCE CALL, PLEASE DIAL (888) 799-0558. A REPLAY OF THE CALL WILL BE AVAILABLE STARTING TWO HOURS AFTER THE COMPLETION OF THE CALL UNTIL NOVEMBER 6, 2002. THE DIAL-IN NUMBER FOR THE REPLAY WILL BE 800-642-1687, CONFERENCE ID # 6119489. THE CONFERENCE CALL WILL ALSO BE AVAILABLE VIA WEBCAST AT WWW.LENDINGTREE.COM.


ABOUT LENDINGTREE, INC.

Founded in 1996, LendingTree (NASDAQ: TREE) is the leading online lending Exchange that connects consumers, Lenders, Realtors(R), and related service providers. The LendingTree Exchange is made up of more than 180 banks, lenders, and brokers (Lenders) and has facilitated nearly $32 billion in closed loans since inception. More than 7.5 million consumers have accessed the LendingTree Exchange through the Company's site at www.lendingtree.com and through online and offline partners. Loans available via the LendingTree Exchange include home mortgage, home equity, automobile, personal, debt consolidation, and credit cards. LendingTree is the No. 1 brand in the online lending market for consumers, with 67 percent national awareness. The LendingTree Lend-X technology has been cited as 'the platform of choice'(a) for online lending and has been adopted by industry leaders to power their online lending initiatives. The LendingTree Realty Services offering connects consumers to a nationwide network of approximately 6,500 realtors. The Company's services and products are specifically designed to empower consumers, Lenders, and related service providers throughout the lending process, delivering convenience, choice, and excellent value.

    (A) RESUSCITATING MORTGAGE LENDING. FORRESTER RESEARCH, MARCH 2001

Disclosure Regarding Forward-Looking Statements

THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS INCLUDE STATEMENTS AND INFORMATION REGARDING:
OUR GUIDANCE REGARDING OUR PROJECTED FINANCIAL AND OPERATING RESULTS THROUGH THE END OF 2003; OUR PROSPECTS TO GROW, CAPTURE GREATER MARKET SHARE, AND DELIVER POSITIVE RETURNS IN THE YEARS AHEAD; AND OUR BELIEF THAT OUR CURRENT CASH BALANCE AND PROJECTED POSITIVE RESULTS FROM OPERATIONS WILL ADEQUATELY FUND OUR CASH NEEDS FOR THE FORESEEABLE FUTURE. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS OR BELIEFS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE STATED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS DUE TO RISKS AND UNCERTAINTIES ASSOCIATED WITH THE COMPANY'S BUSINESS, WHICH INCLUDE, BUT ARE NOT LIMITED TO: VARIATIONS IN CONSUMER DEMAND OR ACCEPTANCE; THE WILLINGNESS OF LENDING INSTITUTIONS TO OFFER THEIR PRODUCTS OVER THE INTERNET; FURTHER CHANGES IN THE COMPANY'S RELATIONSHIPS WITH EXISTING LENDERS, COMPANIES, AND/OR STRATEGIC PARTNERS; THE COMPANY'S ABILITY TO ATTRACT AND INTEGRATE NEW LENDING COMPANIES AND STRATEGIC PARTNERS; IMPLEMENTATION OF COMPETING INTERNET STRATEGIES BY EXISTING AND POTENTIAL LENDING PARTICIPANTS; IMPLEMENTATION AND ACCEPTANCE OF NEW PRODUCT OR SERVICE OFFERINGS; CONSUMER LENDING INDUSTRY REGULATION; COMPETITION IN ALL ASPECTS OF THE COMPANY'S BUSINESS; FLUCTUATIONS IN OPERATING RESULTS; OR OTHER UNFORESEEN FACTORS. THE FORWARD-LOOKING STATEMENTS SHOULD BE CONSIDERED IN THE CONTEXT OF THESE AND OTHER RISK FACTORS DISCLOSED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                LENDINGTREE, INC.
                         OPERATING STATISTICS BY PRODUCT
                    FOR THE QUARTER ENDED SEPTEMBER 30, 2002

                                                                LENDINGTREE EXCHANGE
                                 ---------------------------------------------------------------------------------------------
                                                                                          LENDING
                                              HOME                 CREDIT                 EXCHANGE      REALTY
                                 MORTGAGE    EQUITY      AUTO       CARD        PERSONAL  SUB-TOTAL     SERVICES       TOTAL
                                 --------   --------   --------   --------      --------   --------     --------      --------
VOLUME
LOAN/REAL ESTATE REQUESTS
  TRANSMITTED:
  NUMBER                          300,498     90,039    105,988     40,860        18,010    555,395       15,182       570,577
  VOLUME OF REQUESTS
    (IN $ MILLIONS)              $ 50,776   $  4,187   $  1,762   $    204      $    166   $ 57,095     $  3,534      $ 60,628


TRANSACTIONS CLOSED IN
  THE QUARTER:
  NUMBER                           20,737     19,788     12,608     33,266(1)      2,876     89,275        1,321        90,596
  VOLUME OF TRANSACTIONS CLOSED
    (IN $ MILLIONS)              $  4,197   $  1,129   $    228   $    166(1)   $     32   $  5,753     $    307      $  6,061


CONVERSION RATES
TRANSMIT RATE                                   82.0%      85.0%      63.2%         71.0%      26.3%        62.0%         62.0%

STATIC POOL CLOSE RATE
  (QUARTERLY AVERAGE)(2)              9.5%      25.9%      20.2%      12.3%(3)      37.7%      16.1%         5.6%(6)      16.1%

REVENUE (IN $000'S)
EXCHANGE REVENUE                 $ 16,082   $  7,773   $  1,423   $    494(1)   $    311   $ 26,952(4)  $    482      $ 27,434
AFFINITY PARTNER REVENUE              528                                                       528        2,430         2,958
LEND-X TECHNOLOGY REVENUE                                                                                                  549
                                 --------   --------   --------   --------      --------   --------     --------      --------
TOTAL REVENUE                    $ 16,609   $  7,773   $  1,423   $    494      $    311   $ 27,480     $  2,912      $ 30,941

AVERAGE REVENUE PER TRANSMIT     $  55.27   $  86.33   $  13.43   $  12.10      $  17.25   $  49.48     $ 191.81      $  53.27

OTHER DATA
NUMBER OF LENDERS/REALTY
  AGENCIES                            131         62         13          5             8        189(5)       647           836
                                                                                           --------                   --------

------------------------------------------------

(1) INCLUDES CREDIT CARD CROSS-SELL ACTIVITY.

(2) THE STATIC POOL CLOSE RATE INCORPORATES THE AVERAGE TIME LAG BETWEEN THE SUBMISSION OF A LOAN REQUEST (A "QF") AND THE CLOSURE OF A LOAN. IT REPRESENTS THE CLOSURE RATE OF APPROVED QFS FROM A STATIC POOL OF REQUESTS SUBMITTED IN THE MOST RECENT MONTH WITH A COMPLETE CLOSURE CYCLE. A STATIC POOL IS CONSIDERED TO HAVE A COMPLETE CLOSURE CYCLE AFTER 120 DAYS FROM THE MONTH IN WHICH A MORTGAGE QF WAS SUBMITTED, 90 DAYS AFTER A HOME EQUITY QF WAS SUBMITTED, 60 DAYS AFTER AN AUTO OR PERSONAL QF WAS SUBMITTED, AND LESS THAN 30 DAYS AFTER A CREDIT CARD QF WAS SUBMITTED.

(3) THE CLOSE RATE FOR CREDIT CARDS REPRESENTS THE PERCENTAGE OF CARDS TRANSMITTED VIA THE NETWORK THAT RESULTED IN CARD ISSUANCES IN THE THIRD QUARTER (EXCLUDING CREDIT CARD CROSS-SELL ACTIVITY).

(4) TOTAL LENDING EXCHANGE REVENUE DOES NOT ADD ACROSS AS THE TOTAL INCLUDES SET-UP FEES, ADAPTIVE MARKETING FEES AND REALTY SERVICES REVENUE.

(5) NUMBER OF LENDERS DOES NOT ADD ACROSS BECAUSE A LENDER CAN OFFER MULTIPLE LOAN PRODUCTS. THE TOTAL LENDER NUMBER IS THE DISCRETE NUMBER OF LENDINGTREE EXCHANGE PARTICIPANTS.

(6) THE STATIC POOL CLOSING CYCLE FOR A REAL ESTATE REFERRAL IS 180 DAYS FROM THE MONTH IN WHICH A REAL ESTATE REFERRAL WAS SUBMITTED.

                                LENDINGTREE, INC.
                    Operating Statistics by Marketing Channel
                    For the Quarter Ended September 30, 2002


                                                                                                CROSS-SELL/
                                                        LT.COM     LEND-X/B2B       AFFILIATES    OTHER           TOTAL
                                                       --------      -------         -------    -----------      --------
REVENUE (IN $000'S)
LENDING EXCHANGE REVENUE                               $ 20,396      $ 2,877         $ 3,041      $1,165(1)      $ 27,480
REALTY SERVICES REVENUE                                                2,912                                        2,912
LEND-X TECHNOLOGY REVENUE                                                549                                          549
                                                       --------      -------         -------      ------         --------
TOTAL REVENUE                                          $ 20,396      $ 6,338         $ 3,041      $1,165         $ 30,941

MARKETING & ADVERTISING
VARIABLE MARKETING & ADVERTISING COSTS (IN $000'S)(2)  $  8,401      $   796(3)      $ 1,941      $    0         $ 11,138

VOLUME
LOAN REQUESTS TRANSMITTED                               364,821       92,852(3)       97,722           0          555,395

LENDING EXCHANGE PER TRANSMIT METRICS
REVENUE                                                $  55.91      $ 30.98(3)      $ 31.12      $ 2.10         $  49.48
VARIABLE MARKETING & ADVERTISING COSTS                    23.03         8.57(3)        19.87        0.00            20.05
                                                       --------      -------         -------      ------         --------
VARIABLE MARKETING CONTRIBUTION MARGIN                 $  32.88      $ 22.41         $ 11.26      $ 2.10         $  29.42



(1) INCLUDES CREDIT CARD CROSS-SELL FEES, SET-UP FEES, AND ADAPTIVE MARKETING FEES.

(2) VARIABLE MARKETING & ADVERTISING INCLUDES WORKING MEDIA ADVERTISING, AFFILIATE NETWORK COSTS, AND LEND-X NETWORK COSTS.

(3) VARIABLE MARKETING COSTS, LOAN REQUESTS TRANSMITTED AND AVERAGE EXCHANGE REVENUE PER TRANSMIT EXCLUDES LEND-X REVENUE DERIVED FROM AFFINITY PARTNERS.

                                LENDINGTREE, INC.
                      Consolidated Statements of Operations
                                   (unaudited)


                                                                         FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                                         Ended September 30,            Ended September 30,
                                                                      ------------------------        ------------------------
                                                                        2002            2001            2002            2001
                                                                      --------        --------        --------        --------
                                                                           (in thousands,                  (in thousands,
                                                                       except per share data)            except per share data)
Revenue:
         Exchange                                                     $ 30,392        $ 15,243        $ 73,159        $ 40,397
         Lend-X technology                                                 549           1,960           3,517           4,871
                                                                      --------        --------        --------        --------
               Total revenue                                            30,941          17,203          76,676          45,268
                                                                      --------        --------        --------        --------
Cost of revenue:
         Exchange                                                        4,478           3,033          10,923           9,314
         Lend-X technology                                                 275             277             877           1,075
                                                                      --------        --------        --------        --------
               Total cost of revenue                                     4,753           3,310          11,800          10,389
Gross profit:
         Exchange                                                       25,914          12,210          62,236          31,083
         Lend-X technology                                                 274           1,683           2,640           3,796
                                                                      --------        --------        --------        --------
               Total gross profit                                       26,188          13,893          64,876          34,879
Operating expenses:
         Product development                                               817           1,137           2,378           3,386
         Marketing and advertising                                      13,813           9,973          36,681          29,447
         Sales, general and administrative                               7,772           5,362          23,393          25,927
                                                                      --------        --------        --------        --------
               Total operating expenses                                 22,402          16,472          62,452          58,760
                                                                      --------        --------        --------        --------
Income (loss) from operations                                            3,786          (2,579)          2,424         (23,881)
Loss on impaired investments                                                --              --              --            (350)
Interest and other non-operating income                                    136             176             559             522
Interest expense, financing and other charges                              (93)           (590)           (310)           (718)
                                                                      --------        --------        --------        --------
Net income (loss)                                                        3,829          (2,993)          2,673         (24,427)
                                                                      --------        --------        --------        --------
Accretion of mandatorily redeemable convertible preferred stock           (165)           (155)           (509)           (361)
Dividends on mandatorily redeemable convertible preferred stock           (459)           (577)         (2,936)         (1,538)
                                                                      --------        --------        --------        --------
Net income (loss) available to common shareholders                    $  3,205        $ (3,725)       $   (772)       $(26,326)
                                                                      ========        ========        ========        ========

Net income (loss) per share:
         Basic                                                        $   0.14        $  (0.20)       $  (0.04)       $  (1.37)
                                                                      ========        ========        ========        ========
         Diluted                                                      $   0.12        $  (0.20)       $  (0.04)       $  (1.37)
                                                                      ========        ========        ========        ========
         Weighted average shares - basic                                22,202          18,976          20,803          19,190
                                                                      ========        ========        ========        ========
         Weighted average shares - diluted                              32,203          18,976          20,803          19,190
                                                                      ========        ========        ========        ========


                               LENDINGTREE, INC.
                          Consolidated Balance Sheets
                                  (unaudited)


                                                                               SEPTEMBER 30,   DECEMBER 31,
                                                                                  2002             2001
                                                                               -------------   ------------
                                                                                    ($ in thousands)
ASSETS
Current assets:
  Cash and cash equivalents                                                     $   4,093        $   3,400
  Restricted cash                                                                   9,586            2,764
                                                                                ---------        ---------
    Total cash and cash equivalents and restricted cash                            13,679            6,164
  Accounts receivable, net of allowance for doubtful accounts                      18,150           11,438
  Prepaid expenses and other current assets                                         1,553            1,174
                                                                                ---------        ---------
     Total current assets                                                          33,382           18,776
Equipment, furniture and leasehold improvements, net                                1,888            2,016
Software, net                                                                       1,219            2,854
Intangible assets, net                                                              1,916            3,667
Other assets                                                                          272              618
                                                                                ---------        ---------
     Total assets                                                               $  38,677        $  27,931
                                                                                =========        =========


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts payable                                                              $   5,456        $   4,508
  Deferred revenue                                                                  1,285            2,013
  Accrued incentive and other compensation                                          4,104            5,627
  Accrued professional services and other fees                                        216              444
  Accrued consumer promotional costs                                                1,144            1,709
  Accrued other expenses                                                            2,346            1,774
  Current portion capital lease obligations                                           381              743
                                                                                ---------        ---------
      Total current liabilities                                                    14,932           16,818
Deposits by subtenants                                                                122              145
Capital lease obligations                                                              19              291
Commitments and contingencies
Mandatorily redeemable securities
  Series A convertible preferred stock, $.01 par value, 8% cumulative,
   6,885,715 shares authorized, 6,038,940 and 6,885,715 shares issued and outstanding at September 30, 2002 and December 31, 2001,
   respectively                                                                    21,685           23,878
Shareholders' equity (deficit):
  Common stock, $.01 par value, 100,000,000 shares authorized, 22,265,655 and 19,907,034 shares issued at September 30, 2002
   and December 31, 2001, respectively                                                227              199
  Treasury stock (392,590 shares at September 30, 2002 and
   661,996 shares at December 31, 2001, at cost)                                   (2,494)          (4,170)
  Additional paid-in-capital                                                      131,769          121,675
  Accumulated deficit                                                            (124,391)        (127,064)
  Deferred compensation                                                              (851)          (1,477)
  Notes receivable from officers                                                   (2,341)          (2,364)
                                                                                ---------        ---------
     Total shareholders' equity (deficit)                                           1,919          (13,201)
                                                                                ---------        ---------
     Total liabilities and shareholders' equity (deficit)                       $  38,677        $  27,931
                                                                                =========        =========